EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-74278, No. 333-92324, No. 333-108348 and No. 333-112326) and the Registration Statement on Form S-3 (No. 333-108346) of Magma Design Automation, Inc. of our report dated June 4, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 8, 2004